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                                                                   Exhibit 10.22

STATE OF ALABAMA
SHELBY COUNTY

                       FOURTH AMENDMENT TO LEASE AGREEMENT

           THIS FOURTH AMENDMENT TO LEASE AGREEMEPT, hereinafter referred to as the "Agreement" is made and entered into on this 29th day of June 1998 by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, hereinafter referred to as "Lessor" and BIOCRYST PHARMACEUTICALS, INC., hereinafter referred to as "Lessee";

           WHEREAS, Lessor and Lessee, entered into a Lease Agreement, dated January 17, 1992 and amended by the First Amendment to Lease Agreement dated January 10, 1995 and amended by the Second Amendment to Lease Agreement dated March 31, 1997, and amended by the Third Amendment to Lease Agreement dated February 27, 1998, collectively referred to as the "Lease" for approximately 38,040 gross leasable square feet of office/warehouse space consisting of Suites A and B and Suite C, collectively referred to as the "Premises", at the building known as Riverchase Business Park, the "Building", located at 2190 and 2192 Parkway Lake Drive, Birmingham, Alabama 35244.

           WHEREAS, the parties hereto have reached additional agreements to amend the Lease in the manner hereafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee understand and agree as follows:

     1. Lessee shall expand into 2192 Parkway Lake Drive, Suits A, the "Expansion Area" consisting of approximately 3,210 gross leasable square feet, which except for the rent specified in Paragraph Three
         (3), will constitute part of the "Premises" under the Lease.

     2. This agreement shall commence on July 15, 1998. The Lease shall expire on June 30, 2003.

     3. Monthly rent for the Expansion Area shall commence July 15, 1998 and will be prorated for July. The July rent shall be $1,100.20. Normal monthly rent occurring thereafter shall be $2,006.25, adjusting in the month of April of each year as described in Paragraph Two (2) of the First Amendment to Lease Agreement dated January 10, 1995.

     4. Lessee agrees to take possession of the Expansion Area in its "as is" condition. Lessor shall inspect and if necessary, service the HVAC systems to insure that it is in good working condition.

     5. Lessee's Base Year for Real Estate Taxes and Common Area Maintenance costs, as described in Item 12 of the Lease Dated January 17, 1992, shall be 1998.

     6. Upon execution, Lessee shall deposit with the Lessor $5,900.00, to be applied to the existing security deposit.

     7. If Lessee elects to exercise its Right of First offer on Suits 2190-H containing 1,700 sq. ft. by June 30, 1999 and Lessee and Lessor agree to terms and conditions to Lease, the lease expiration of June 30, 2003 shall remain unchanged.

     8. All other terms, covenants and conditions of the Lease shall remain unchanged except as herein expressly changed and amended. In the event the terms, covenants and condition of this Agreement differ from, or at variance with, the terms of the Lease, the terms of this Agreement shall prevail and take precedent.

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           IN WITNESS WHEREOF, the parties hereto have entered into this
Agreement as of the day and year first above written.


WITNESS:                   LESSOR: Principal Mutual Life Insurance Company
  /s/Sharon K. Lane        By: /s/ Steve W. Pick,
                                   Assistant Director, Financial Reporting
                           By: /s/ David P. Ellingson,
                                   Vice President and General Counsel

WITNESS:                   LESSEE:  BioCryst Pharmaceuticals, Inc.
  /s/Penelope L. Mann      By: /s/ Ronald E. Gray, Chief Financial Officer







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